EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this registration statement of Pacific CMA, Inc. on Form S-3 of our report dated March 12, 2004, on our audit of the consolidated financial statements and financial statement schedules of Pacific CMA, Inc., as of December 31, 2003, which report is included (or incorporated by reference) in the Annual Report on Form 10-KSB. We also consent to the reference to BKD as experts in accounting and auditing under the caption "Experts" in the Prospectus, which is part of this Registration Statement


/s/BKD, LLP

May 11, 2004